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                                                                     EXHIBIT 5.2

              [LETTERHEAD OF ARIAS, FABREGA & FABREGA APPEARS HERE]

                                  May 27, 2004

Willbros Group, Inc.
Plaza 2000 Building
50th Street, 8th Floor
P.O. Box 0816-01098
Panama, Republic of Panama

      Re: Willbros Group, Inc. - Registration Statement on Form S-3

Gentlemen:

      We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the registration under the U.S. Securities Act of 1933, as amended, of $70,000,000 principal amount of the Company's 2.75% Convertible Senior Notes due 2024 (the "Notes"), and 3,595,277 shares of the Company's common stock, par value $.05 per share, which are initially issuable upon conversion of the Notes (the "Shares") as described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission with respect to the Notes and the Shares (the "Registration Statement").

      We have examined (i) the Amended and Restated Articles of Incorporation and the Restated Bylaws of the Company, (ii) the Registration Statement and
(iii) the Indenture dated as of March 12, 2004, between the Company and JPMorgan Chase Bank, as trustee, relating to the Notes (the "Indenture"). In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals, from which all such copies were made.

      Based on the foregoing and subject to the other qualifications and limitations stated herein, to the extent that the laws of the Republic of Panama apply to the matters addressed herein, we are of the opinion that:

      1. The Notes have been duly authorized, executed and delivered by the Company.

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ARIAS, FABREGA & FABREGA

Willbros Group, Inc.
Page 2
May 27, 2004

      2. The Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

      3. The discussion set forth under the heading "Material United States Federal and Panamanian Income Tax Consequences--Panamanian Tax" in the Registration Statement constitutes our opinion as to the material Panamanian income tax consequences applicable to the Company and a holder of the Notes or Shares.

      Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

      We are licensed to practice in the Republic of Panama, and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama. The Indenture provides that it is governed by the laws of the State of New York.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the captions "Material United States Federal and Panamanian Income Tax Consequences," "Legal Matters," "Enforceability of Civil Liabilities Under the Federal Securities Laws" and "Item 15 - Indemnification of Directors and Officers." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       ARIAS, FABREGA & FABREGA

                                       /s/ LeRoy W. Watson III

                                       LeRoy W. Watson III